EXHIBIT 99.1

May 27, 2015

Valued Shareholders,

We are pleased to send you this letter to provide updates to shareholders of NightFood Holdings, Inc.

On May 15, 2015, we filed our Form 10-Q with the SEC for the third quarter of our 2015 fiscal year ended March 31, 2015. You can access and review the Form 10-Q by going to the website of the Securities and Exchange Commission at www.sec.gov.

On the eve of our quarterly filing, we received our trading symbol (NGTF).  The FINRA process certainly took longer than expected.  While we’re always focused on the long-term, it is always rewarding when we hit important milestones along the way.  We hope that most of our early investors will be with us for the long haul, and appreciate their belief and patience through the FINRA approval process.

Now that we have our symbol, we can apply for DTC eligibility, and hope to have stock trading within the next 4-8 weeks.

Sales at GNC locations continued to trend up through the 3rd quarter, and we have recently been approved for sale in Complete Nutrition stores across the country.  We anticipate being on-shelf in select Complete Nutrition Franchise locations sometime in June 2015.

We continue to engage in discussions with other major retailers and distributors to broaden our retail footprint.  Like the FINRA process, bringing on new retail chains has been slower than expected.  This is attributable to many factors.  One contributing factor has been our need to limit our testing of mass media advertising in an attempt to manage cash expenditures while awaiting FINRA approval.

Now that we’re through the review process, we intend to resume radio and print advertising starting in June, 2015.  Our goals are to provide advertising support for our existing retail distribution, leverage advertising to establish additional retail distribution, and generate additional direct-to-consumer trial and product sales.

In our experience, a manufacturer’s ability to spend on mass media advertising is an important factor weighed by retailers when deciding what products to place on shelf.  Now that we are ready to start running media, we anticipate an uptick in new distribution activity, while being careful to remind shareholders that the major retail chains often work on merchandising cycles that are as long as 6 – 18 months out.  We are in various stages of discussion with more than a dozen major regional and national chains, as well as several regional and national distributors.

We are excited about what the next several months will bring.  Thank you for your ongoing support.

Sincerely,

Sean Folkson

CEO, NightFood, Inc.

This letter may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “may,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘approximates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘intends’’ and ‘‘hopes’’ and variations of such words and similar expressions are intended to identify such forward-looking statements. We have based these statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Such forward-looking statements involve risk and uncertainties, including, but not limited to, the acceptance of our products by retailers and end-users, commercialization risks, availability of financing and results of financing efforts, and general economic conditions. Further information regarding these and other risks, as well as other information about the Company, is described from time to time in the Company’s filings with the SEC, which can be accessed at www.sec.gov.

This letter should be read in conjunction with the Company’s annual, quarterly and other reports and schedules filed with the Securities and Exchange Commission from time to time, including the Company’s most recent Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015.

NightFood, Inc. 520 White Plains Road Suite 500 Tarrytown, New York 10591 United States 888-888-NIGHT (888-888-6444)